Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of Ameris and Prosperity and have been prepared to illustrate the effects of the merger under the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2013 is presented as if the merger had occurred on September 30, 2013. The unaudited pro forma combined consolidated income statements for the twelve months ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if the merger had occurred on January 1, 2012. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•	Ameris’s audited consolidated financial statements and accompanying notes as of and for the twelve months ended December 31, 2012, included in Ameris’s Annual Report on Form 10-K for the twelve months ended December 31, 2012;

•	Prosperity’s audited consolidated financial statements and accompanying notes as of and for the twelve months ended December 31, 2012;

•	Ameris’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2013, included in Ameris’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

•	Prosperity’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2013.

Unaudited Pro Forma Combined Consolidated Balance Sheet

September 30, 2013

(In thousands, except per share data and ratios)

	Ameris	Prosperity						Pro Forma
	September 30,	September 30,			Pro			September 30,
	2013	2013	Conforming		Forma		Pro Forma	2013
	(as Reported)	(as Reported)	Reclassifications		Adjustments		Prosperity	Combined
Assets
Cash and due from banks	$53,516	$6,550	$—		$—		$6,550	$60,066

Federal funds sold and interest bearing balances	73,899	26,801	—		—		26,801	100,700
Investment securities available for sale, at fair value	312,248	159,497	—		—		159,497	471,745
Other investments	7,764	8,309	—		—		8,309	16,073

Mortgage loans held for sale	69,634	—	—		—		—	69,634

Loans, net of unearned income	1,589,267	489,542	—		(37,662	) A	451,880	2,041,147
Covered loans	417,649	—	—		—		—	417,649

Less allowance for loan losses	23,854	8,204	—		8,204	B	—	23,854

Loans, net	1,983,062	481,338	—		(29,458)		451,880	2,434,942

Foreclosed assets	37,978	7,400	—		(2,471	) C	4,929	42,907

Covered foreclosed assets	52,552	—	—		—		—	52,552

Total foreclosed assets	90,530	7,400	—		(2,471)		4,929	95,459

Premises and equipment, net	65,661	36,601	—		—		36,601	102,262
Intangible assets, net	1,972	—	19	0 a	4,383	D	4,573	6,545

Goodwill	956	—	—		35,396	E	35,396	36,352

FDIC loss sharing receivable	81,763	—	—		—		—	81,763
Cash value of bank owned life insurance	49,095	—	—		—		—	49,095
Other assets	28,402	26,609	(19,342	) b	—		7,267	35,669

Total assets	$2,818,502	$753,105	$(19,152)		$7,850		$741,803	$3,560,305

Liabilities
Deposits:
Noninterest-bearing	$475,505	$153,905	$—		$—		$153,905	$629,410

Interest-bearing	1,967,916	333,350	—		—		333,350	2,301,266

Total deposits	2,443,421	487,255	—		—		487,255	2,930,676

Federal funds purchased & securities sold under agreements to repurchase	20,255	23,011	—		—		23,011	43,266
Other borrowings	5,000	185,000	—		12,313	F	197,313	202,313

Other liabilities	17,201	12,601	(19,152	) c	4,453	G	(2,098)	15,103

Subordinated deferrable interest debentures	42,269	30,415	—		(15,802	) H	14,613	56,882

Total liabilities	2,528,146	738,282	(19,152)		964		720,094	3,248,240

Stockholders’ equity
Preferred stock	$27,938	$—	$—		$—		$—	$27,938

Common stock	25,271	4	—		1,177	I	1,181	26,452

Capital surplus	165,835	16,463	—		4,065	J	20,528	186,363

Retained earnings	83,025	2,386	—		(2,386	) K	—	83,025

Accumulated other comprehensive income/(loss)	(531)	(4,030)	—		4,030	L	—	(531)
Less treasury stock	(11,182)	—	—		—		—	(11,182)

Total stockholders’ equity	290,356	14,823	—		6,886		21,709	312,065

Total liabilities and stockholders’ equity	$2,818,502	$753,105	$(19,152)		$7,850		$741,803	$3,560,305

a)	Represents core deposit intangible recorded in other assets reclassified to intangible assets for the combined proforma company.
b)	Represents deferred tax asset position recorded in other assets reclassified to deferred tax liabilities and core deposit intangible recorded in other assets reclassified to intangible assets for the combined proforma company.
c)	Represents deferred tax asset position recorded in other assets reclassified to deferred tax liabilities for the combined proforma company.

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information.

Unaudited Pro Forma Combined Consolidated Statement of Income

Nine Months Ended September 30, 2013

(In thousands, except per share data and ratios)

	Ameris	Prosperity					Pro Forma
	September 30,	September 30,					September 30,
	2013	2013	Conforming		Proforma	Proforma	2013
	(as Reported)	(as Reported)	Reclassifications		Adjustments	Prosperity	Combined
INCOME STATEMENT

Interest Income
Interest and fees on loans	$88,208	$18,489	$—		$—	$18,489	$106,697
Interest on taxable securities	5,136	2,483	—		—	2,483	7,619
Interest on nontaxable securities	1,071	—	—		—	—	1,071
Interest on deposits in other banks	158	26	—		—	26	184
Interest on federal funds sold	—	—	—		—	—	—

Total interest income	94,573	20,998	—		—	20,998	115,571

Interest expense
Interest on deposits	$6,334	$821	$—		$—	$821	$7,155

Interest on other borrowings	1,105	4,969	—		—	4,969	6,074

Total interest expense	7,439	5,790	—		—	5,790	13,229

Net interest income	87,134	15,208	—		—	15,208	102,342

Provision for loan losses	10,008	2,131	—		—	2,131	12,139

Net interest income/(loss) after provision for loan losses	$77,126	$13,077	$—		$—	$13,077	$90,203

Noninterest income
Service charges on deposit accounts	$14,480	$4,539	$—		$—	$4,539	$19,019
Mortgage banking activity	14,697	—	—		—	—	14,697
Other service charges, commissions and fees	1,539	—	—		—	—	1,539
Gain(loss) on sale of securities	171	(101)	—		—	(101)	70
Other non-interest income	4,145	(1,700)	2,155	a	—	455	4,600

Total noninterest income	35,032	2,738	2,155		—	4,893	39,925

Noninterest expense
Salaries and employee benefits	$41,599	$6,944	—		—		$6,944	$48,543
Occupancy and equipment expenses	9,058	2,222	—		—		2,222	11,280
Data processing and telecommunications expenses	8,478	1,666	—		—		1,666	10,144
Credit related expenses (1)	10,164	75	2,294	a,b	—		2,369	12,533
Advertising and marketing expenses	1,016	—	125	c	—		125	1,141
Amortization of intangible assets	1,068	—	47	d	822	A	869	1,937
Goodwill impairment	—	—	—		—		—	—
Other non-interest expenses	12,938	4,803	(311	)b,c,d	—		4,492	17,430

Total noninterest expense	84,321	15,710	2,155		822		18,687	103,008

Operating profit (loss)	$27,837	$105	$—		$(822)		$(717)	$27,120

Income tax (benefit) expense	9,197	16	—		(288	)B	(272)	8,925

Net income (loss)	$18,640	$89	$—		$(534)		$(445)	$18,195

Preferred stock dividends	1,326	—	—		—		—	1,326

Net income (loss) available to common shareholders	$17,314	$89	$—		$(534)		$(445)	$16,869

Basic earnings available to common shareholders per share	0.72	0.24	—		—		—	0.67

Diluted earnings available to common shareholders per share	0.71	0.24	—		—		—	0.66

Weighted average common shares outstanding
Basic	23,883	378	—	—	—	25,064

Diluted	24,298	378	—	—	—	25,479

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.
a)	Reclassification of loss on sale ($1,422) and write-down ($733) of foreclosed assets.
b)	Reclassification of problem loan expense ($139).
c)	Reclassification of advertising and marketing expenses ($125).
d)	Reclassification of amortization of intangible assets ($47).

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information.

Unaudited Pro Forma Combined Consolidated Statement of Income

Year Ended December 31, 2012

(In thousands, except per share data and ratios)

	Ameris	Prosperity					Pro Forma
	December 31, 2012 (as Reported)	December 31, 2012 (as Reported)	Conforming Reclassifications		Proforma Adjustments	Proforma Prosperity	December 31, 2012 Combined
INCOME STATEMENT
Interest income
Interest and fees on loans	$119,310	$26,731	$—		$—	$26,731	$146,041

Interest on taxable securities	8,250	4,222	—		—	4,222	12,472

Interest on nontaxable securities	1,475	—	—		—	—	1,475
Interest on deposits in other banks	434	54	—		—	54	488
Interest on federal funds sold	10	—	—		—	—	10

Total interest income	129,479	31,007	—		—	31,007	160,486

Interest expense
Interest on deposits	$13,327	$1,660	$—		$—	$1,660	$14,987

Interest on other borrowings	1,747	7,350	—		—	7,350	9,097

Total interest expense	15,074	9,010	—		—	9,010	24,084

Net interest income	114,405	21,997	—		—	21,997	136,402

Provision for loan losses	31,089	3,583	—		—	3,583	34,672

Net interest income/(loss) after provision for loan losses	$83,316	$18,414	$—		$—	$18,414	$101,730

Noninterest income
Service charges on deposit accounts	$19,576	$6,936	$—		$—	$6,936	$26,512
Mortgage banking activity	12,989	—	—		—	—	12,989

Other service charges, commissions and fees	1,431	—	—		—	—	1,431
Gain(loss) on sale of securities	322	587	—		—	587	1,123

Gains from acquisitions	20,037	—	—		—	—	20,037

Other non-interest income	3,519	(2,710)	3,528	a	—	818	4,123

Total noninterest income	57,874	4,813	3,528		—	8,341	66,215

Noninterest expense

Salaries and employee benefits	$53,122	$10,415	—		—		$10,415	$63,537

Occupancy and equipment expenses	13,208	3,682	—		—		3,682	16,890
Data processing and telecommunications expenses	10,683	1,359	—		—		1,359	12,042
Credit related expenses (1)	22,416	371	3,528	a	—		3,899	26,315

Advertising and marketing expenses	1,622	—	—		—		—	1,622
Amortization of intangible assets	1,359	—	63	b	1,016	A	1,079	2,438
Goodwill impairment	—	—	—		—		—	—

Other non-interest expenses	17,060	6,964	(63	)b	—		6,901	23,961

Total noninterest expense	119,470	22,791	3,528		1,016		27,335	146,805

Operating profit/(loss)	$21,720	$436	$—		$(1,016)		$(580)	$21,140

Income tax (benefit)/expense	7,285	(732)			(356	)B	(1,088)	6,197

Net income/(loss)	$14,435	$1,168	$—		$(660)		$508	$14,943

Preferred stock dividends	3,577	—	—		—		—	3,577

Net income/(loss) available to common shareholders	$10,858	$1,168	$—		$(660)		$508	$11,366

Basic earnings available to common shareholders per share	0.46	3.09	—		—		—	0.45

Diluted earnings available to common shareholders per share	0.46	3.09	—		—		—	0.45

Weighted average common shares outstanding
Basic	23,816	378	—		—		—	24,997

Diluted	23,857	378	—		—		—	25,038

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.
a)	Reclassification of loss on sale ($1,488) and write-down ($2,040) of foreclosed assets.
b)	Reclassification of amortization of intangible assets.

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 and the unaudited pro forma condensed combined income statements for the nine months ended September 30, 2013 and the year ended December 31, 2012 are based on the historical financial statements of Ameris and Prosperity after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies.

The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the merger, Ameris and Prosperity will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 - Preliminary Estimated Acquisition Consideration

On May 2, 2013, Ameris entered into a definitive agreement and plan of merger with Prosperity, pursuant to which Prosperity will merge with and into Ameris. Under the terms of the merger agreement, Prosperity shareholders will have the option to elect to receive either 3.125 shares of Ameris common stock or $41.50 in cash for each share of Prosperity common stock, subject to the requirement that no more than 50% of the overall consideration will be in the form of cash.

Based on Prosperity’s estimated shares of common stock outstanding as of September 30, 2013, the preliminary estimated acquisition consideration is as follows (in thousands):

Preliminary Estimated Acquisition Consideration

Number of shares of Prosperity common stock outstanding at September 30, 2013	377,960
Per share exchange ratio	3.125
Number of shares of Ameris common stock – as exchanged	1,181,125
Multiplied by Ameris common stock price on September 30, 2013	$18.38
Estimated fair value of Ameris common stock issued	$21,709
Total Preliminary Estimated Acquisition Consideration	$21,709

Note 3 - Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Prosperity based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration is preliminary because the proposed merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until Ameris management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of the Ameris share price at the closing of the transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to Prosperity’s tangible and intangible assets and liabilities as of September 30, 2013 based on their preliminary estimated fair values as follows (in thousands):

Preliminary Estimated Acquisition Consideration Allocation

Cash and due from banks	$6,550
Federal funds sold and interest bearing balances	26,801
Investment securities available for sale	159,497
Other investments	8,309
Loans, net of unearned income	451,880
Foreclosed assets	4,929
Premises and equipment	36,601
Other assets	7,267
Deposits	(487,255)
Federal funds purchased & securities sold under agreements to repurchase	(23,011)
Other borrowings	(197,313)
Subordinated deferrable interest debentures	(14,613)
Other liabilities	2,098
Intangible assets	4,573
Goodwill	35,396

Total Preliminary Estimated Acquisition Consideration	$21,709

Approximately $4.4 million has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or “ASC 820.” ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated, and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible expense efficiencies, synergies, strategy modifications, asset dispositions, or other actions that may result from the merger.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments which Ameris, as the acquirer for accounting purposes, will acquire from Prosperity. The descriptions related to these preliminary adjustments are as follows (in thousands):

Balance Sheet

A	Adjustment to loans to reflect estimated fair value at acquisition date	$(37,662)

B	Adjustment to Allowance for loan losses to reflect the reversal of Prosperity’s ALLL	$8,204

C	Adjustment to Foreclosed assets to reflect the fair value at acquisition date	$(2,471)

D	Adjustment to intangible assets to reflect the recording of core deposit intangible	$4,383

E	Adjustment to goodwill to reflect the goodwill generated as a result of consideration paid being greater than the net assets acquired	$35,396

F	Adjustment to other borrowings reflect the estimated fair value at acquisition	$12,313

G	Adjustment to other liabilities
	To reflect the fair value adjustment of the non-realizable portion of Prosperity’s deferred tax asset	$11,815
	To reflect the deferred tax asset generated by the net fair value adjustments (rate = 35%)	(10,862)
	To reflect the deferred tax asset generated by Prosperity’s after-tax merger charges	3,500

	Total adjustment to other liabilities	$4,453

H	Adjustment to subordinated deferrable interest debentures
	To reflect the fair value adjustment to the trust preferred securities	$(11,552)
	To reflect the discount obtained by Ameris for purchasing a portion of the debt at a discount	(4,250)

	Total adjustment to subordinated deferrable interest debentures	$(15,802)

I	Adjustment to common stock
	To reflect the reversal of Prosperity’s September 30, 2013 common stock	$(4)
	To reflect the value of Ameris stock issued to Prosperity shareholders	1,181

	Total adjustment to common stock	$1,177

J	Adjustment to capital surplus
	To reflect the reversal of Prosperity’s September 30, 2013 capital surplus	$(16,463)
	To reflect the value of Ameris stock issued to Prosperity shareholders	20,528

	Total adjustment to capital surplus	$4,065

K	Adjustment to retained earnings reflects the reversal of Prosperity’s September 30, 2013 retained earnings	$(2,386)

L	Adjustment to accumulated other comprehensive income reflects the reversal of Prosperity’s September 30, 2013 accumulated other comprehensive (income) loss	$4,030

Pursuant to the acquisition method of accounting, the final acquisition consideration will be based on the price of Ameris’ common stock immediately prior to the effective time of the merger. A 20% difference in per share price at the closing of the merger compared to the amount used in these unaudited pro forma condensed combined financial statements would increase or decrease total acquisition consideration and goodwill by approximately $3.9 million.

Income Statements

Note that the estimated transaction costs included as part of the unaudited pro forma condensed combined balance sheet as of September 30, 2013, have not been included in the above unaudited pro forma condensed combined income statements.

Note 5 - Earnings per Common Share

Unaudited pro forma earnings per common share for the nine months ended September 30, 2013 and for the year ended December 31, 2012 have been calculated using Ameris’ historic weighted average common shares outstanding plus the common shares assumed to be issued to Prosperity shareholders per the merger agreement.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the nine months ended September 30, 2013 and the year ended December 31, 2012 (in thousands, except per share data).

	Nine Months Ended September 30, 2013		Year Ended December 31, 2012
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$16,869	$16,869	$11,366	$11,366

Weighted average common shares outstanding:
Ameris	23,883	24,298	23,816	23,857
Common shares issued to Prosperity shareholders	1,181	1,181	1,181	1,181

Pro forma	25,064	25,479	24,997	25,038

Pro forma net income per common share	$0.67	$0.66	$0.45	$0.45